Exhibit 99.1

Patriot Scientific Corporation Announces Key New Agreement 07/28/14

July 28, 2014

CARLSBAD, Calif., July 28, 2014 -- (PR Newswire) - Patriot Scientific Corporation (OTCBB: PTSC) today announced that Phoenix Digital Solutions (PDS), Patriot’s joint venture that aggregates the ownership interests in the Moore Microprocessor Patent (MMP) PortfolioTM, has entered into an agreement with Alliacense, LLC. The agreement settles all outstanding disputes between PDS and Alliacense and provides for the addition of a second company to complement Alliacense in securing licenses to the MMP Portfolio.

“We are extremely satisfied with the terms of the agreement which establishes important performance goals and incentives for Alliacense, while increasing our reach and opportunities for success by providing for the retention of a second licensing agent,” stated Carlton Johnson, Patriot Board member and its appointee to the PDS Management Committee.

In June Patriot announced that PDS reaffirmed representation by Agility IP Law, LLP in pursuit of MMP Portfolio infringers. “We believe the developments from today’s announcement are well suited to augment and further leverage the services of Agility. With the recent addition of Arocklyaswamy (Swamy) Venkidu as my new counterpart on the PDS Management Committee, I’m looking forward to a renewed and productive working relationship at PDS,” added Mr. Johnson.

About Patriot Scientific Corporation

Headquartered in Carlsbad, California, Patriot Scientific Corporation is the co-owner of the Moore Microprocessor Patent Portfolio™. For more information on PTSC, visit www.ptsc.com.

About the MMP Portfolio™

The MMP Portfolio includes US patents as well as their European and Japanese counterparts, which cover techniques that enable higher performance and lower cost designs essential to consumer and commercial digital systems ranging from PCs, cell phones and portable music players to communications infrastructure, medical equipment and automobiles.

About Agility IP Law, LLP

Based in Menlo Park, California, Agility’s attorneys specialize in intellectual property litigation, and have tried patent infringement and other IP enforcement actions in a broad range of industries, including semiconductors, software, consumer electronics, medical devices, telecommunications, nutritional supplements and footwear, to name a few. Agility represents IP owners, as well as those accused of infringement. Agility’s expertise facilitates efficient and effective case management from pre-filing analysis through trial and appeal. Agility’s trial attorneys are experts at distilling complex technical concepts for judges and juries. In addition to Agility’s substantial trial experience in U.S. district courts and the U.S. International Trade Commission, the Agility team is well-versed in the many forms of alternative dispute resolution, including the mediation and arbitration of intellectual property disputes. For more information, visit Agility’s website at www.agilityiplaw.com.

Safe Harbor Statement: Statements herein which are not purely historical, including statements regarding Patriot Scientific Corporation's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the recently filed actions and litigation strategy may not be successful and the risks and uncertainties relating to the future of our MMP joint-venture. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, patent litigation, technical development risks, and seasonality. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended May 31, 2013 and the quarterly report on Form 10-Q for the period ended February 28, 2014. The company cautions investors not to place undue reliance on the forward-looking statements contained herein. Patriot Scientific Corporation disclaims any obligation, and does not undertake to update or revise any forward-looking statements made herein.

Contact:
Patriot Investor Relations
ir@ptsc.com
760-547-2700 x-102